                                                                    EXHIBIT 99.1

                                PRESS RELEASE


CONTACT: R&G FINANCIAL CORPORATION
         Victor J. Galan, Chairman of the Board and Chief Executive Officer

         Joseph R. Sandoval, Executive Vice President and Chief Financial
         Officer

PHONE #: (787) 766-8301

WEBSITE: www.rgonline.com

FOR RELEASE:      IMMEDIATELY

                R&G FINANCIAL CORPORATION SUCCESSFULLY COMPLETES
          OFFERING OF $100 MILLION OF TRUST PREFERRED SECURITIES TO THE
                       PUERTO RICO CONSERVATION TRUST FUND

San Juan, Puerto Rico, March 31, 2004. R&G Financial Corporation ("R&G Financial") (NYSE: RGF), announced today the successful completion of its $100 million 6.52% Trust Preferred Securities ($25 liquidation preference) offering to the Puerto Rico Conservation Trust Fund, a Puerto Rico non-affiliated charitable trust. The Trust Preferred Securities, with a 30 year term and a 3.98% after tax cost, were issued by R&G Financial's Delaware statutory trust, R&G Capital Trust V, and were used by the Puerto Rico Conservation Trust Fund to back a concurrent offering to the public of secured notes. Aggregate net proceeds to R&G Financial were approximately $97.1 million after deducting the placement agent's fees and other offering expenses.

Victor J. Galan, Chairman and Chief Executive Officer of R&G Financial, indicated:

"We are pleased to have participated in the second sale ever of trust preferred securities in conjunction with the Puerto Rico Conservation Trust Fund (the "Conservation Trust") following our offering last year, supporting the Conservation Trust's efforts to protect and enhance the natural resources and beauty of Puerto Rico. The offering provides R-G Financial additional capital to support our ongoing and future expansion. In this way, we continue to not just add value for R&G Financial, but for Puerto Rico as well."

The Conservation Trust serves its purpose through the acquisition, active management and development of lands possessing great ecological, aesthetic or historical value in Puerto Rico.

R&G Financial, currently in its 32nd year of operations, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries R-G Premier Bank of Puerto Rico, one of the fastest growing commercial banks in Puerto Rico; R-G Crown Bank, its Florida-based federal savings bank; R&G Mortgage Corp., Puerto Rico's second largest mortgage banker; Mortgage

Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage; Continental Capital Corporation, R&G Financial's New York and North Carolina based mortgage banking subsidiary; R-G Investments Corporation, the Company's Puerto Rico broker-dealer; and Home and Property Insurance Corporation, a Puerto Rico insurance agency, with a combined network of 108 branches (51 mortgage offices in Puerto Rico, 5 mortgage and 7 commercial lending offices in the U.S., 14 bank branches in the Orlando and Tampa/St. Petersburg Florida markets and 31 bank branches mainly located in the northeastern section of Puerto Rico). At December 31, 2003, the Company had $8.2 billion of total assets and $750.4 million of stockholders' equity.

"SAFE HARBOR" STATEMENT UNDER THE PRIVACY SECURITIES LITIGATION REFORM ACT OF
1995

Statements made in this Press Release that relate to the future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and R&G Financial assumes no obligation to update this information. Because actual results may differ materially from expectation, R&G Financial cautions readers not to place undue reliance on these statements. For a detailed discussion of the important factors affecting R&G Financial, please see the Company's Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

For further information please visit our website at http://www.rgonline.com pre-mar-31-04